Exhibit 99

DAVI Luxury Brand Group Announces Voluntary Deregistration

Beverly Hills, CA. July 18, 2014 – DAVI LUXURY BRAND GROUP INC. (“Company”) (OTC BB: MDAV) announced today that its board of directors has determined that voluntarily deregistering the Company’s common stock from the  reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), are in the best interests of the Company. The Company is eligible to deregister its stock because it has fewer than 300 stockholders of record.

Accordingly, the Company today filed a Form 15 with the Securities and Exchange Commission to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”), and to suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act.  As a result of the filing of the Form 15, effective immediately, the Company no longer is required to file its periodic reports and certain other Exchange Act reports with the SEC.

The decision of the Company's Board of Directors to deregister its common stock was based on the consideration of numerous factors, including the large costs of preparing and filing periodic reports with the SEC, the increased outside accounting, audit, legal and other costs and expenses associated with being a public company, the burdens placed on Company’s management to comply with reporting requirements, and the low trading volume in the Company's common stock.

The costs, resources, and management attention being expended by the Company to remain an SEC reporting company were determined to be significantly greater than the possible benefits received by the Company and its shareholders from continued registration. “We believe that the deregistering will reduce the Company's administrative expenses, allow the Company to reinvest the savings in its products, and enable management to focus more of its time and resources on operational matters directly impacting shareholder value.” said Parrish Medley.

The OTC Markets have informed the Company that the Company's common stock will initially be quoted in the "Pink Sheets" (www.otcmarkets.com), an electronic quotation service for over-the-counter securities, under the same “MDAV” ticker symbol.  However, there can be no assurance that any market maker or broker will continue to make a market in the Company's common stock.

About DAVI Luxury Brand Group, Inc.

DAVI Luxury Brand Group, Inc. is a California based prestige beauty products company that develops, licenses and markets its luxury skincare products using the antioxidants found in grape growing and winemaking process. The Company markets skincare products under the "DAVI®", "DAVI NAPA®" , "DAVI SKIN®" and MERITAGE® registered brand names. The products are currently sold in the U.S. as well as through its licensed partners in the Asian Pacific region. For more information, please visit www.daviskin.com.

Safe Harbor Cautionary Statement

Certain statements in this news release, including statements that we "believe," "expect," "intend," "plan" or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans, new products and services and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings available at http://www.sec.gov, which you should carefully review. Davi Luxury Brand Group, Inc. assumes no obligation to update or revise any forward-looking statements, whether as the result of new developments or otherwise.

Contact: President Name: Parrish Medley Phone: (310) 288.8393 E-mail: parrishmedley@daviskin.com